                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     [X] Filed by the Registrant
     [ ] Filed by a Party other than the Registrant
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 4a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                               HS RESOURCES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                  Common Stock
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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               HS RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HS Resources, Inc. ("HSR" or the "Company"), a Delaware corporation, will be held on May 20, 1998, at 9:00 a.m., local time, at the Hyatt Hotel, 1750 Welton Street, Denver, Colorado 80202, for the following purposes:

     1. To elect two directors to serve until their successors are elected and qualified.

     2. To adopt an amendment to Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $.001 per share, from 30,000,000 to 50,000,000.

     3. To adopt an amendment to Article 16 of the Company's Certificate of Incorporation to change the vote required to amend Article 4 thereof from an affirmative vote of the holders of two-thirds of the outstanding shares of stock who are entitled to vote upon the election of directors to an affirmative vote of the holders of a majority of such shares.

     4. To approve certain amendments to the HS Resources, Inc. 1997 Performance and Equity Incentive Plan.

     5. To transact such other items of business as may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 30, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The Company's stock transfer books will not be closed. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the date of the Annual Meeting at the offices of the Company at One Maritime Plaza, 15th floor, San Francisco, California 94111, and at the time and place of the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                        Sincerely,

                                        JAMES M. PICCONE
                                        Secretary

San Francisco, California
April 27, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               HS RESOURCES, INC.

                  PROXY STATEMENT FOR THE 1998 ANNUAL MEETING
                                OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of HS Resources, Inc. ("HSR" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 20, 1998, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Hotel, 1750 Welton Street, Denver, Colorado 80202. The Company's principal executive offices are located at One Maritime Plaza, 15th Floor, San Francisco, California 94111. Its telephone number is (415) 433-5795.

     These proxy solicitation materials were first mailed on or about April 27, 1998, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

     Stockholders of record at the close of business on March 30, 1998, are entitled to notice of and to vote at the Annual Meeting. At the record date, 18,638,861 shares of the Company's Common Stock were issued and outstanding. For information with respect to the holders of 5% or more of the Company's Common Stock, see "Security Ownership of Principal Stockholders and Management."

REVOCABILITY OF PROXIES

     At any time before its use, any proxy given pursuant to this solicitation may be revoked by the person giving it by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to one vote with respect to the matters set forth herein. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding is required to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). The affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to approve amendments to the Company's equity incentive plan. Abstentions are counted in tabulations of votes cast at the meeting and have the same effect as a vote against each proposal. Broker non-votes are treated as present for purposes of establishing a quorum, but are not counted either way for purposes of determining the vote.

     The solicitation of proxies is made by the Company and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The Company has retained Corporate Investor Communications, Inc. for a fee of approximately $8,000 to solicit proxies on behalf of the Company.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. DUFFY AND SMITH AS DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Certificate of Incorporation provides for a Board of Directors (the "Board"), the members of which serve staggered terms. Pursuant thereto, the terms of Board members constituting approximately one-third of the total Board generally expire every year, and each director in a "class" of directors serves for a term of three years, or until his or her successor has been duly elected and qualified. The Board consists of six members. Two directors are to be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Stockholders. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees, James E. Duffy, who is currently a Director and the Chief Financial Officer of the Company, and Philip
B. Smith, who has been a director since 1996, and who is not an employee of the Company. In the event that either Mr. Duffy or Mr. Smith should be unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Chairman of the Board to fill the vacancy. The Company does not expect that either Mr. Duffy or Mr. Smith will be unable or will decline to serve as a director.

     Information about Mr. Duffy and Mr. Smith is set forth below:

                                                                                   DIRECTOR
          NAME              AGE    CAPACITIES IN WHICH SERVED WITH THE COMPANY      SINCE
          ----              ---    -------------------------------------------     --------
James E. Duffy..........    47     Director, Vice President -- Finance and           1990
                                   Chief Financial Officer
Philip B. Smith.........    46     Director                                          1996

     James E. Duffy has been a Director since 1990 and has been Vice
President -- Finance and Chief Financial Officer since April 1991. From 1985 to 1990, Mr. Duffy was a general partner of J.L. Feshbach & Co., an investment banking firm specializing in the oil and gas business, and was responsible for acquisitions and special investments for an affiliate of that firm. Prior to that time, he was the Chief Financial Officer of Hilliard Oil and Gas and was a director and co-founder of several affiliated companies. Previously, he was a manager with Arthur Young & Co. Mr. Duffy earned his undergraduate degree from San Jose State University.

     Philip B. Smith has been a Director of the Company since June 1996 and also serves on the board of Pioneer Natural Resources Company. Currently, Mr. Smith serves as President of Sunterra Petroleum, L.L.C. Mr. Smith served as President, Chief Executive Officer and director of Tide West Oil Company from November 1992 until the time of the merger of Tide West into a subsidiary of the Company (the "Merger"). He was President and director of Draco Petroleum, Inc., a wholly-owned subsidiary of Tide West from April 1992 until the time of the Merger, and of Tide West Trading & Transport Company, formerly Draco Production Company, a wholly-owned subsidiary of Tide West, from July 1989 until the time of the Merger. From May 1986 until April 1991, Mr. Smith was a Senior Vice President of Mega Natural Gas Company, a natural gas gathering company and the former parent company of Tide West Trading & Transport Company and its predecessor companies. Prior to that time, he held various technical and management positions at other independent and major oil and natural gas companies.

     There are currently no vacancies on the Company's Board.

     Specific information about the other Board members and the Company's officers is set forth below:

                                                                                            CURRENT
                                                                                 DIRECTOR    TERM
          NAME            AGE     CAPACITIES IN WHICH SERVED WITH THE COMPANY     SINCE     EXPIRES
          ----            ---     -------------------------------------------    --------   -------
Nicholas J. Sutton......  53    Chairman of the Board and Chief Executive          1987      2000
                                  Officer
P. Michael Highum.......  47    Director, President                                1987      1999
Kenneth A. Hersh........  35    Director                                           1990      2000
Michael J. Savage.......  63    Director                                           1996      1999
Dale E. Cantwell........  42    Vice President -- D-J Basin District Manager        N/A       N/A
Tony W. Church..........  41    Vice President -- Exploration                       N/A       N/A
Theodore Gazulis........  43    Vice President -- Treasury, Capital Markets and     N/A       N/A
                                  Investor Relations and Assistant Secretary
Annette Montoya.........  41    Vice President -- Accounting, Human Resources       N/A       N/A
                                and Administration
Rick L. Parks...........  45    Vice President -- Mid-Continent District            N/A       N/A
                                  Manager
Janet W. Pasque.........  40    Vice President -- Land                              N/A       N/A
James M. Piccone........  47    Vice President -- General Counsel and Secretary     N/A       N/A
George H. Solich........  36    Vice President -- Acquisitions and Divestitures     N/A       N/A
Wayne D. Williams.......  48    Vice President -- Geophysical Manager               N/A       N/A
Philip S. Winner........  42    Vice President -- Northern Rockies District         N/A       N/A
                                  Manager

     Nicholas J. Sutton is a founder of the Company and has been employed exclusively in activities relating to the Company and its oil and gas business since 1978. Mr. Sutton is an attorney and practiced with the San Francisco law firm of Pillsbury, Madison & Sutro before founding the Company. Prior to that time, he served as a law clerk to the Chief Justice of the California Supreme Court. He earned his law degree from the University of California-Hastings College of Law, and his engineering undergraduate degree from Iowa State University. Mr. Sutton is a graduate of the Harvard Business School's Executive Education OPM Program, and is a member of the Society of Petroleum Engineers. He has served as Chairman of the Board and as Chief Executive Officer of the Company since its inception.

     P. Michael Highum is a founder of the Company and for the past eighteen years has been employed exclusively in activities relating to the Company and its oil and gas business. Mr. Highum is an attorney and, prior to founding the Company, practiced with the San Francisco law firm of Pillsbury, Madison & Sutro. He earned his undergraduate degree from the University of California at Berkeley and his law degree from the University of California-Hastings College of Law. He has served as a Director and as President of the Company since its inception in 1987 and is a Director of the Colorado Oil and Gas Association.

     Kenneth A. Hersh has been a Director of the Company since 1990. Mr. Hersh has been a Managing Partner of Natural Gas Partners ("NGP") since 1989. NGP is a family of investment funds organized to make equity investments in oil and gas companies. Previously, he was employed by the investment banking division of Morgan Stanley & Co. Incorporated where he was a member of the firm's energy group specializing in oil and gas financing and acquisition transactions. From 1992 to June of 1996, Mr. Hersh was a director of Tide West Oil Company, which was merged into a wholly-owned subsidiary of the Company in June of 1996. Mr. Hersh also serves as a director of Titan Exploration, Inc., Petroglyph Energy, Inc. and Pioneer Natural Resources Company. Mr. Hersh earned his MBA from the Stanford University Graduate School of Business and his undergraduate degree from Princeton University.

     Michael J. Savage has been a Director of the Company since January 1996. Mr. Savage has been the Managing Director of the San Francisco Opera since 1994. He was the founder of Savage Petroleum Company and served as its President from 1988 to 1995. From 1983 to 1988, Mr. Savage served as President of Merlin Petroleum, of which he was also the founder. From 1978 to 1982, he served as President of Sohio Petroleum Company. Prior to 1978, he served as President of BP Alaska, and in 1982 he was Director for Africa of BP in London, and also served as personnel director for the BP Group. He received his undergraduate degree in Business Management from the Manchester Business School in Manchester, England, and his master's degree in Law and Economics from Cambridge University. Mr. Savage serves on the Boards of Directors of the San Francisco Opera and the San Francisco Conservatory of Music.

     Dale E. Cantwell has been an employee and member of the Company's management team since joining the Company in 1993, where his primary duties were managing the Company's oil and gas marketing department. In April 1997, Mr. Cantwell was promoted to serve as Vice President in charge of the D-J Basin District. From 1979 until joining the Company, Mr. Cantwell worked for Amoco Production Company in various engineering capacities. He received his bachelor's degree in Chemical Engineering from the University of Colorado. Mr. Cantwell is a member of the Rocky Mountain Natural Gas Association, the Society of Petroleum Engineers, and the Colorado Oil and Gas Association.

     Tony W. Church has been an employee of the Company since 1994 and prior to appointment as Vice President -- Exploration in April 1997 he served as Southern Region Exploration Manager. Mr. Church has primary responsibility for oversight and supervision of the corporate exploration program. Mr. Church has 19 years of industry experience. Prior to joining HS Resources, he was Vice
President -- Exploration for Gerrity Oil and Gas. From 1984 to 1992, Mr. Church was an explorationist and supervisor for Chevron USA. From 1978 to 1984, he was an explorationist for Gulf Oil Corporation and Kerr McGee Corporation. Mr. Church earned his undergraduate degree in Geology from Yale University and his master's degree in Mineral Economics from Colorado School of Mines. He is a member of the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, and the Houston Geological Society. Mr. Church is a DPA Certified Geologist and a Registered Geologist in the State of Wyoming.

     Theodore Gazulis has served as an officer of the Company since its incorporation, and was appointed Vice-President -- Treasury, Capital Markets and Investor Relations in July 1997. Mr. Gazulis has primary responsibility for capital formation and liquidity and he serves as the Company's primary point of contact for investors and analysts. In addition he is the officer responsible for oversight of the Company's information systems function. Prior to joining the Company in 1984, Mr. Gazulis was an exploration economist for Sohio Petroleum Company where he evaluated exploration plays, prospects and acquisitions and implemented computer financial and economic models to facilitate such economic analysis. From 1978 to 1981, he served in a similar capacity for Amoco Production Company. Mr. Gazulis received an MBA from the University of California at Los Angeles and his undergraduate degree from Stanford University. He is a member of the American Association of Petroleum Geologists.

     Annette Montoya heads the Company's accounting, human resources and administrative departments and has served in her current capacity since July 1997. From 1991 to her appointment in her present position, she served as the head of the Company's accounting department. Prior to joining the Company in 1987, Ms. Montoya was the accounting manager for MidCon Central Exploration Company. Prior to her employment with MidCon Central, Ms. Montoya was an auditor with Price Waterhouse & Co. She earned her undergraduate degree from Regis College and is a member of the Council of Petroleum Accountants Society.

     Rick L. Parks has been an employee of the Company since 1986, serving as the Mid-Continent District Manager since the merger of Tide West in June 1996 and was appointed Vice President -- Mid-Continent District Manager in April 1997. He has also served as Operations Manager, District Manager and Field Superintendent during his tenure with the Company. Prior to 1986, Mr. Parks was President and owner of Rainbow Exploration, Inc. He also worked for Energy Minerals Corporation and Amoco Production Company. Mr. Parks is a past President of the North Central Chapter of the Colorado Oil and Gas Association and has served as a Director of that organization.

     Janet W. Pasque has been an employee of the Company since 1993 and has served as Corporate Land Manager since 1994. She was appointed Vice
President -- Land in April 1997. Prior to joining HSR, Ms. Pasque was a landman for Methane Resources Group and served as a consultant in the acquisition and divestiture of oil and gas properties. From 1982 to 1989, she was a landman for Union Pacific Resources Company responsible for land operations in the Rocky Mountains, Alaska and California. From 1980 to 1982, Ms. Pasque was a land representative for Texaco Inc. She earned her undergraduate degree from Colorado State University, and is a member of the American Association of Professional Landmen, Denver Association of Petroleum Landmen and the Louisiana Association of Petroleum Landmen.

     James M. Piccone has served as the Company's Vice President -- General Counsel and Secretary since he joined the Company in May of 1995. From 1984 to May of 1995, Mr. Piccone was a partner at the law firm of Davis, Graham & Stubbs where he served in various capacities including the head of the firm's Transactions Department, Practice Group Leader of the firm's Energy Group and member of the firm's management committee. From 1980 through 1983 he was an associate at the firm, and from 1978 to 1980 he was an associate at the law firm of Kutak, Rock & Huie. Mr. Piccone earned his law degree from the University of Colorado School of Law and his B.A. in Economics from the University of Colorado.

     George H. Solich has served the Company as Vice President -- Acquisitions and Divestitures since he joined the Company in December 1996. From 1983 to November 1996, Mr. Solich served in various capacities for Apache Corporation, most recently as Director, Business Development where he was responsible for the Company's acquisition and divestiture of producing oil and gas properties. Prior to his employment with Apache Corporation, Mr. Solich worked for Belco Petroleum Corporation. Mr. Solich earned his undergraduate degree from the University of Colorado at Boulder and his graduate degree in Marketing and Finance from the University of Colorado at Denver.

     Wayne D. Williams has been an employee of the Company since May of 1995. He has served in the capacity of Geophysical Manager since May of 1996 and was appointed Vice President -- Geophysics in April 1997. His primary responsibility is the supervision and oversight of the geophysical effort for the Company. Prior to joining the Company, Mr. Williams was Geophysical Advisor for Union Pacific Resources, and from 1977 to 1992, held several management positions, including Seismic Data Processing Manager and Rocky Mountain Geophysical Manager. From 1972 to 1977, he was contracted to Mobil Oil Corp, as Data Processing Manger for the Prudhoe Bay, Beaufort Sea, and offshore California areas. Mr. Williams earned his undergraduate degree in Geology/Geophysics from Virginia Polytechnic Institute and State University. He is a member of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists.

     Philip S. Winner serves as Vice President -- Northern Rockies District and is responsible for development and implementation of E&P growth strategies in that region. Prior to that he functioned as Director of Investor Relations for the Company, where he served as a primary investor contact. Mr. Winner has 17 years of energy industry experience in both geotechnical and financial positions. Prior to HS Resources, Mr. Winner worked for 11 years with Mobil Oil Corporation where, as Senior Staff Geologist, he was involved with both geological analysis and strategic planning of domestic exploration and development projects. He also worked as an energy research analyst for Hanifen, Imhoff, a Denver-based investment bank. Mr. Winner has earned two advanced degrees, an MBA (University of Denver) and a MS in Geology (University of Vermont), as well as a BS in Geology (Southern Oregon State College). He is a member of Beta Gamma Sigma's business honors society, the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, and the National Investor Relations Institute.

     There is no family relationship between any director or executive officer of the Company.

     (References to certain officers' tenure and periods of service include service with the Company's predecessor entities.)

REPORTS REQUIRED BY SECTION 16(A)

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission and any exchange on which the Company's stock is traded, reports of ownership and changes in ownership of the Company's Common Stock.

     Based solely on its review of Forms 3, 4 and 5 received by the Company and written representations from certain reporting persons that no filings were required for such persons, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

BOARD MEETINGS AND COMMITTEES

     The Board held three meetings during 1997, and each director attended all meetings of the Board and all meetings of committees, if any, upon which such director served. The Board also took action by unanimous written consent on eleven occasions.

     The Board has two standing committees, an Audit Committee and a Compensation Committee. It does not have a nominating committee.

     The Audit Committee recommends to the Board the engagement of an independent public auditing firm, reviews the fees and the services provided, including the scope of the audit coverage, and reviews the auditor's independence from management. The Audit Committee confers with the independent auditors and reviews the results of their audit. The Audit Committee reviews the financial statements of the Company and related information, and monitors the Company's internal accounting, auditing and financial reporting practices, procedures and controls as it deems appropriate. The Audit Committee provides assistance to the Board with respect to the corporate accounting and reporting practices, and reports to the Board on Audit Committee activities. During 1997 the Audit Committee consisted of Mr. Hersh and Mr. Savage and held one meeting.

     The Compensation Committee has oversight responsibility for the Company's significant compensation policies and practices, including the scope and design of the Company's compensation and benefit plans. The Compensation Committee determines the nature and amount of compensation of executive officers of the Company who also are directors, and approves compensation of the other executive officers based on recommendations of, and discussions with, management. The Compensation Committee also is responsible for administering certain employee benefit plans, including the amount and terms of stock options granted to employees under the 1997 Performance and Equity Incentive Plan (the "1997 Plan"). Members of the Compensation Committee are not eligible to participate in any of the plans or programs they administer. During 1997 the Compensation Committee consisted of Mr. Hersh and Mr. Savage, held one meeting, and took action by unanimous written consent on two occasions.

COMPENSATION OF BOARD MEMBERS

     During 1997, the Company's non-employee directors were paid an annual retainer of $24,000 in monthly installments. They also were reimbursed for out-of-pocket expenses incurred in connection with service on the Board.

     In 1992, the Company implemented the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan"). The 1992 Directors' Plan provides that each non-employee director shall receive an initial option to purchase 7,500 shares of the Company's Common Stock upon the commencement of his or her tenure on the Board, of which options to purchase 1,500 shares are immediately exercisable and the remainder of which vest ratably on each of the four succeeding anniversaries of the date of grant. In addition, the 1992 Directors' Plan provides that each director shall receive an annual option grant to purchase 750 shares of the Company's Common Stock on the date of the Board meeting closest in time to the anniversary date of the director's commencement of services to the Board. The annual option grants are exercisable in full immediately as of the date of their grant. Options granted under the 1992 Directors' Plan generally have a term of 10 years; however, the term of any option granted under the 1992 Directors' Plan terminates (i) 30 days following the termination of the director's status as a director of the Company, or (ii) one year after the date of death or disability of the director while he is serving as a director. Options granted under the 1992 Directors' Plan may not be assigned.

     In October 1993, the Company's Board approved the 1993 Directors' Stock Option Plan (the "1993 Directors' Plan"). The terms of the 1993 Directors' Plan are substantially similar to the terms of the 1992 Directors' Plan except that
(i) the 1993 Directors' Plan permits the optionee-director to assign his or her rights to receive options under the Plan and (ii) option grants following the initial grant are in the amount of 1,500 shares and are granted biannually. This Plan was adopted by the Board in consideration of those directors who are subject to employment conditions and other policies which prohibit their personal retention of options granted in connection with the services rendered to the Board. A director may participate in the 1993 Directors' Plan only upon waiver of his or her right to participate in the 1992 Directors' Plan. To date, Mr. Hersh is the only participant under the 1993 Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1997, the cash, bonus and other annual compensation received by the Company's Chief Executive Officer and the other four most highly paid executive officers during the 1997 fiscal year (each, a "Named Executive Officer"). The named officers received no long-term compensation awards in the form of SARs or payouts pursuant to any long-term incentive plan during fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION               AWARDS
                                         -----------------------   ---------------------------
                                                                                   SECURITIES
                                                                   RESTRICTED      UNDERLYING       ALL OTHER
                                                                      STOCK       OPTIONS/SARS   COMPENSATION($)
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)   AWARD(S)($)        (#)              (2)
---------------------------       ----   ---------   -----------   -----------    ------------   ---------------
Nicholas J. Sutton..............  1997    300,000      187,500         65,702(3)          0           9,500
  Chairman of the Board and       1996    225,000      200,000              0             0           9,500
  Chief Executive Officer         1995    225,000            0              0             0           4,620

P. Michael Highum...............  1997    300,000      187,500         65,702(3)          0           9,500
  President                       1996    225,000      200,000              0             0           9,500
                                  1995    225,000            0              0             0           4,620

James E. Duffy..................  1997    200,000       82,500         28,921(4)          0           9,500
  Chief Financial Officer         1996    175,000      140,000              0             0           9,500
                                  1995    175,000            0              0             0           4,620

James M. Piccone................  1997    200,000       75,000         26,292(5)          0           9,500
  Vice President, General         1996    175,000      112,000              0        50,000           9,500
  Counsel & Secretary             1995    104,327            0              0             0               0

George H. Solich................  1997    140,000       65,000         10,517(7)          0          83,314(8)
  Vice President -- Acquisitions  1996      5,384(6)         0        171,300(7)     20,000               0
  & Divestitures                  1995        N/A          N/A            N/A           N/A             N/A

---------------

(1) Includes certain amounts accrued during the year indicated and paid the following year.

(2) Includes the amount of the Company's contribution pursuant to the Company's 401(k) and Profit Sharing Plans.

(3) Each of Messrs. Sutton and Highum was granted 4,673 shares of restricted stock in lieu of a portion of his cash bonus vesting one-fourth on each of January 31, 1999, 2000, 2001 and 2002. The fair market value of these restricted shares at December 31, 1997 was $13.81 per share, or $64,534. The fair market value amount shown in the table calculates the value of the restricted stock on the date of grant. No dividends are paid on HSR restricted stock.

(4) Mr. Duffy was granted 2,057 shares of restricted stock in lieu of a portion of his cash bonus vesting one-fourth on each of January 31, 1999, 2000, 2001 and 2002. The fair market value of these restricted shares at December 31, 1997 was $13.81 per share, or $28,407. The fair market value amount shown in the table calculates the value of the restricted stock on the date of grant. No dividends are paid on HSR restricted stock.

(5) Mr. Piccone was granted 1,870 shares of restricted stock in lieu of a portion of his cash bonus vesting one-fourth on each of January 31, 1999, 2000, 2001 and 2002. The fair market value of these restricted shares at December 31, 1997 was $13.81 per share, or $25,825. The fair market value amount shown in the table calculates the value of the restricted stock on the date of grant. No dividends are paid on HSR restricted stock.

(6) Mr. Solich began employment with the Company on December 2, 1996.

(7) Mr. Solich was granted 10,000 shares of restricted stock vesting one-third on each of January 1, 1998, 1999 and 2000. The fair market value of these restricted shares at December 31, 1997 was $13.81 per share or $138,100. Mr. Solich was granted 748 shares of restricted stock in lieu of a portion of his cash bonus vesting one-fourth on each of January 31, 1999, 2000, 2001 and 2002. The fair market value of these restricted shares at December 31, 1997 was $13.81 per share, or $10,330. The fair market value amount shown in the table calculates the value of the restricted stock on the date of grant. No dividends are paid on HSR restricted stock.

(8) Consists of relocation expenses and tax gross-up for such reimbursements.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There was no grant of stock options to the Named Executive Officers in 1997. See "Report of the Compensation Committee -- Components of Executive Compensation -- Incentive Plans."

     The following table provides information on the exercisability of options held by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997. There were no SAR exercises during the 1997 fiscal year by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION AND WARRANT VALUES

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                         OPTIONS/WARRANTS AT FISCAL     OPTIONS/WARRANTS AT FISCAL
                             SHARES                               YEAR-END                   YEAR-END ($)(1)
                          ACQUIRED ON       VALUE       ----------------------------   ----------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----            ------------   ------------   -----------    -------------   -----------    -------------
Nicholas J. Sutton......         0         $     0        132,500          5,000        $803,250        $      0
P. Michael Highum.......         0         $     0        132,500          5,000        $803,250        $      0
James E. Duffy..........     4,000         $19,240         76,500(2)           0        $353,985(2)     $      0
James M. Piccone........         0         $     0         10,000         40,000        $ 36,800        $147,200
George H. Solich........         0         $     0          5,000         15,000        $      0        $      0

---------------

(1) Based on the fair market value of the Company's Common Stock at the close of business on December 31, 1997 ($13.81 per share) minus the exercise price of the options (or warrant).

(2) Includes an exercisable warrant to purchase 1,500 shares of Common Stock.

     The Company has no defined benefit or actuarial plan under which benefits are determined by final compensation and years of service. The Company has not, during fiscal 1997 (or at any other time), adjusted or amended the exercise price of stock options previously awarded to any of the Named Executive Officers identified on the foregoing tables. The Company has not awarded any SARs.

                               PERFORMANCE GRAPH

NOTE: The following graph is based solely on stock price performance on the dates shown, and is neither an indication of future performance nor necessarily representative of the average return to investors over time. Furthermore, the graph does not show the Company's relative performance on the underlying determinants of shareholder value. The Company believes that it has demonstrated strong performance on financial and operational measures contributing to shareholder value. Shareholders are referred to the Company's Annual Report to Shareholders, mailed to Shareholders earlier in April, for more complete information on the financial and operational performance of the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  Among HS Resources, Inc., the S&P 500 Index,
             the John S. Herold, Inc. Large Domestic E&P Peer Group
         and the John S. Herold, Inc. Mid-Size Domestic E&P Peer Group

                                 John S. Herold, Inc.  John S. Herold, Inc.
                  HS Resources,    Large Domestic        Mid-Size Domestic
                      Inc.         E&P Peer Group         E&P Peer Group      S&P 500
                  -------------  --------------------  --------------------   -------
Dec-92                 100              100                    100              100
Dec-93                 146              119                    126              110
Dec-94                 123              108                    117              112
Dec-95                  90              129                    152              153
Dec-96                 115              167                    297              189
Dec-97                  96              156                    259              252

 * Shows total return on $100 invested on 12/31/92 in stock or index including reinvestment of dividends for fiscal years ending December 31, 1993 through 1997.

     The Securities and Exchange Commission regulations require that the Company provide a line graph comparing its cumulative total shareholder return with a performance indicator of the overall or broad stock market and a comparison to the Company's peers. The Company's stock is listed and began trading on the New York Stock Exchange under the symbol "HSE" in 1994. Accordingly, the Company has chosen to use the S&P 500 as the broad stock market indicator of stocks traded on the same exchange. This comparison of cumulative total return assumes that $100 was invested in Company Common Stock, peer group stock, or the index on December 31, 1992, and includes reinvestment of dividends.

     The peer group indices are made up of the companies for which public data is available which comprise the John S. Herold, Inc. "Mid-Size Domestic E&P" peer group, and the "Large Domestic E&P" peer group as published in "Herold's Comparative Appraisal Reports," dated June 19, 1997. John S. Herold, Inc. is an independent research firm specializing in oil and gas company research. In its Proxy Statement for the 1997

Annual Meeting and previous periods, the Company utilized the John S. Herold, Inc. Mid-Size Domestic E&P Peer Group as its peer group index. However, John S. Herold, Inc. has moved the Company into the Large Domestic E&P Peer Group, and therefore, the Company presents the foregoing data with respect to both peer groups. The companies included in the Mid-Size Domestic E&P Peer Group are:
Belco Oil & Gas Corporation, Berry Petroleum Co., Chesapeake Energy Corp., Coho Energy, Cross Timbers Oil Co., Forcenergy Inc., Forest Oil Corp., Helmerich & Payne Inc., Houston Exploration Co., KCS Energy, Inc., Kelley Oil & Gas Corp., Lomak Petroleum Inc., Mitchell Energy & Dev. Corp., Newfield Exploration, Ocean Energy Inc., Patina Oil & Gas, Plains Resources, Inc., Pogo Producing Co., Titan Exploration Inc., Tom Brown Inc., United Meridian Corp., and Wiser Oil Co. The companies included in the Large Domestic E&P Peer Group are: Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources Corporation, Burlington Resources, Inc., Cabot Oil & Gas Corporation, Devon Energy Corporation, Enron Oil & Gas Company, HS Resources, Inc., Louis Dreyfus Natural Gas Corporation, Noble Affiliates Inc., Nuevo Energy Company, Oryx Energy Company, Santa Fe Energy Resources, inc., Seagull Energy Corporation, Snyder Oil Corporation, Transtexas Gas Corporation, Union Pacific Resources Group, Inc., Unocal Corporation, Vastar Resources, Inc., Vintage Petroleum, Inc. and Pioneer Natural Resources Company.

          COMPENSATION COMMITTEE; INTERLOCKS AND INSIDER PARTICIPATION

     Kenneth A. Hersh and Michael J. Savage, both non-employee directors, constitute the Compensation Committee of the Board. During 1997 neither of these individuals was an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1997, these directors had no interlocking relationships as defined by the Securities and Exchange Commission. However, Mr. Hersh is a Managing Partner of NGP. NGP previously acted as a subordinated lender to the Company. In consideration of such financing, NGP acquired two warrants to purchase an aggregate of 740,262 shares of Common Stock. These warrants were exercised on September 30, 1997, at an exercise price of $10.00 per share. NGP sold a majority of the shares issued following such exercise on behalf of an investor in NGP; it retained the shares beneficially owned by NGP.

     On February 25, 1996, the Company entered into the Merger Agreement with Tide West Oil Company ("Tide West"). Pursuant to the Merger Agreement, Tide West was merged into a wholly-owned subsidiary of the Company (the "Merger"). The Merger was consummated in June of 1996 following special shareholder meetings of the shareholders of the Company and Tide West. NGP was Tide West's largest stockholder, owning approximately 4,550,000 shares, or 46.49% of the outstanding common stock of Tide West. Three representatives of NGP including Mr. Hersh were members of Tide West's Board of Directors at the time of the Merger. The Company and NGP entered into a voting agreement whereby NGP agreed to vote its shares in Tide West in favor of approval of the Merger Agreement. In consideration of this agreement, HSR agreed to take such action as is required to appoint one NGP designee to the Company's Board following consummation of the Merger. Mr. Hersh, already then a member of the HSR Board, was not considered to be the NGP designee. Following the consummation of the Merger, the Board took appropriate action to increase the number of authorized directors to six, and appointed Mr. Philip B. Smith as the nominee of NGP to fill the vacancy so created. Pursuant to an agreement entered into between NGP and Tide West in 1995, NGP received a fee in 1996 for financial services in the amount of $150,000 upon consummation of the Merger.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and officers, including the Named Executive Officers. Those agreements require the Company to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. The Company expects to enter into similar agreements with persons selected to be directors and officers in the future.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale with respect to compensation paid to executive officers for the year ended December 31, 1997. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee of the Board is comprised entirely of outside directors. Through 1997, Mr. Hersh and Mr. Savage were the members of the Compensation Committee. The Compensation Committee is responsible for guiding and overseeing policies concerning compensation and employee benefit matters, determining the nature and amount of compensation for executive officers who also are directors, approving the compensation of other executive officers, and administering the 1987 Stock Incentive Plan (now terminated) and the 1997 Plan.

COMPENSATION PHILOSOPHY

     The Company's compensation policies are intended to align compensation with business strategy, to create value for the stockholders, and to support a performance-based culture throughout the Company. Consistent with the foregoing principles, the Committee's compensation policies with respect to executive compensation are to:

     - Tie total compensation to the performance of the Company, particularly as compared to its peers and when viewed in light of available opportunities and resources. Total executive compensation should be directly linked to improvements in corporate performance and increases in the primary determinants of stockholder value.

     - Inspire executive officers to work together as a team to pursue Company goals.

     - Establish a general corporate atmosphere that promotes an entrepreneurial style of leadership.

     - Have a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation.

     - Recognize individual initiative and achievement.

     - Ensure compensation levels that are externally competitive and internally equitable.

     - Align the long-term interests of the executive officers with those of the Company's stockholders through the use of stock options, restricted stock and performance-based awards such as those provided in the 1997 Plan as proposed to be amended.

     - Provide a competitive total compensation package that enables the Company to attract and retain key executives who are capable of leading the Company in achieving its business objectives.

COMPONENTS OF EXECUTIVE COMPENSATION

     One of the Company's highest priorities is to hire and retain the most skilled and experienced employees in key positions. Over the last several years, the oil and gas industry has experienced a critical shortage of experienced professional and technical personnel. Therefore, in 1997 and early 1998, the Company, in conjunction with the Compensation Committee, developed an incentive compensation program that is designed to allow the Company to be extremely competitive in the market for key personnel while at the same time assuring growth in value for its shareholders. The new incentive compensation program builds on the Company's previous compensation concepts but has a number of very important new features that are discussed below. As in the past, the Committee believes that the cash and other compensation of executive officers and other key employees, while being competitive with other companies, should also be fair and discriminating within the Company on the basis of personal performance.

     As in the past, there continue to be three major components of the Company's executive compensation program: base salary, annual incentive bonuses (which now includes a component of restricted stock), and long-term incentives through stock options and, under the new plan, performance shares. Executives, like all qualified employees, are eligible to participate in the Company's 401(k) Plan and Profit Sharing Plan as well as in certain other benefit plans, such as the Company's health and life insurance plans.

     Base Salary. The Company believes it is essential to pay a competitive salary in order to attract qualified individuals and to support the continuity of management, consistent with the long-term nature of the oil and gas industry. In assessing the appropriate salary level to be paid an executive, the Committee evaluates data as to wages paid by comparable companies to executives having substantially similar responsibilities and skill levels, and establishes a base salary range based on the comparative data. Because compensation survey data generally is imprecise as to responsibilities, and transparent as to talent and experience, the Committee may adjust the range after subjectively considering the impact of such factors. Consideration also may be given to Company and industry performance, to internal parity and to disparities related to geographic location and living cost. Of critical importance to the setting of salary is the particular individual's skill level and performance, and the value of his or her skills to the Company. These factors are subjective, and no predetermined weighting of factors is applied.

     Annual Incentive Bonus. The purpose of the annual incentive bonus is to link annual executive compensation to the overall performance of the Company and the individual. The policy is that if the performance of an individual and the Company are in line with performance criteria, the bonus should be sufficiently meaningful to increase the executive's total cash compensation to the upper end of the range of total cash compensation paid to executives in the survey groups described above. The individual's performance is evaluated relative to the prior year and to various objectives set forth in the annual business plan, such as production levels, cash flow targets and successful completion of major projects. These objectives are not specifically weighted in evaluating whether to award an annual incentive bonus to an executive officer because specific circumstances and the relative importance of any such objectives may change with time, and the relative responsibilities of each executive officer in the achievement of each objective may differ.

     Under the Company's new incentive compensation program, a portion of the annual incentive bonus is awarded in the form of restricted stock instead of cash. The value of the restricted stock is determined by the fair market value of the Company's Common Stock. Although the award of stock has a face value equal to the portion of cash bonus that it replaces, the employee is required to continue in employment with the Company in order to obtain the shares. In accordance with the proposed amendments to the 1997 Plan, the restricted stock vests over a four-year period. Awards of restricted stock are distributed to those employees in key positions who have the ability to impact the value of the Company. The Company and the Committee believe that the restricted stock component of annual incentive bonuses is important because it incentivizes employees to remain with the Company and to continue to build shareholder value.

     Incentive Plans. The Company believes that each employee, particularly those in management positions, should have interests aligned with those of the stockholders. The Company has awarded options, restricted stock, and subject to shareholder approval of the amendments to the 1997 Plan, intends to award performance shares. These awards and the amendments to the 1997 Plan are discussed in more detail in the section of this prospectus entitled "Proposal No. 4-Amendment to the Company's 1997 Performance and Equity Incentive Plan." The Compensation Committee believes that the amendments to the 1997 Plan are necessary and will both enable the Company to attract and retain skilled and experienced personnel, and also enable incentives to be established to increase the enterprise value of the Company, and thus enhance shareholder value.

     401(k) and Profit Sharing Plans. Effective June 30, 1989, the Company adopted two qualified defined contribution plans: the HS Resources, Inc. Employee Investment 401(k) Plan (the "401(k) Plan") and the HS Resources, Inc. Profit Sharing Plan (the "Profit Sharing Plan"). All full-time employees are eligible to participate in both plans after one year of continuous service. Under the 401(k) Plan, participants may make regular pretax contributions of up to 10% of their compensation. The Company may, but is not obligated to make matching contributions in an amount determined by the Board. All contributions to the 401(k) Plan are vested 100%. Contributions to the Profit Sharing Plan are made only by the Company in its sole discretion as may be determined by the Board. Contributions to the Profit Sharing Plan are vested over five years to all eligible employees. During 1997, the Company contributed $548,989 to the 401(k) Plan funded by 39,046 treasury shares of the Company's Common Stock. The Company made no contribution to the Profit Sharing Plan in 1997.

     Chief Executive Officer Compensation. The compensation of the Company's Chief Executive Officer, Mr. Sutton, is determined in the same manner as the compensation for other executive officers of the Company as described above. As a result, the compensation of the Company's Chief Executive Officer is largely dependent upon the overall performance of the Company as well as the compensation being paid by other oil and gas companies to their chief executive officers. The compensation of Mr. Highum, the Company's President, a Director and co-founder of the Company with Mr. Sutton, is determined in the same manner as, and is generally equivalent to, the compensation of Mr. Sutton.

     Mr. Sutton's and Mr. Highum's base salary was $300,000 for 1997. In light of the Company's performance in 1997 in particular, the closing of the acquisition of all of the producing and non-producing oil and gas assets of Amoco Production Company in the Denver-Julesburg Basin and significant improvements in the Company's reserves, production and cash flow, both on an aggregate and per-share basis, the Compensation Committee awarded each of Mr. Sutton and Mr. Highum a bonus in the amount of $250,000. Twenty-five percent of this bonus in each case was awarded in the form of 4,673 shares of restricted stock (valued at December 30, 1997) vesting over four years. In 1998, Messrs. Sutton and Highum were also awarded an annual grant of options in the amount of 50,000 options each at a strike price on the date of grant of $13.38. The Committee has also approved for grant to each of Messrs. Sutton and Highum 16,667 performance shares, vesting over four years and dependent upon the attainment of performance goals as described in the proposed amendments to the 1997 Plan. The awards of performance shares are contingent upon shareholders approving the amendments to the 1997 Plan.

                                            THE COMPENSATION COMMITTEE

                                            Kenneth A. Hersh
                                            Michael J. Savage

                              CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS

     Mr. Piccone has a three-year employment contract with the Company commencing May 15, 1995. The contract provides for base salary of $175,000 per year, plus an additional annual payment sufficient to bring total annual cash compensation to $220,000.

     Mr. Solich has a two-year employment contract with the Company commencing December 2, 1996, providing for a base salary of $140,000, and incentive compensation in accordance with the Company's incentive compensation program.

     The Company has also recently entered into key employee severance agreements with the Named Executive Officers and other officers and key managers providing for severance upon termination following a change in control. The severance payment is 2.99 times annual salary and bonus for Messrs. Sutton, Highum, Duffy and Piccone, two times annual salary and bonus for other executive officers, and one times annual salary and bonus for certain key managers.

OTHER TRANSACTIONS WITH SECURITY HOLDERS

     Philip B. Smith. Prior to the Merger, Philip B. Smith was a director, president and chief executive officer of Tide West Oil Company. Pursuant to the Merger, Tide West Oil Company was merged into a wholly-owned subsidiary of HSR. Mr. Smith received compensation as an employee of Tide West Oil Company prior to the Merger, but resigned all of his positions with respect to Tide West Oil Company at the time of the Merger.

     NGP. See "Compensation Committee; Interlocks and Insider Participation."

FUTURE TRANSACTIONS

     Any future transactions (including loans) between the Company and an officer, director, principal stockholder or affiliate of the Company will be approved by a majority of the directors disinterested in such transactions and by a majority of the independent outside directors, each of which shall have determined that the transaction is fair to the Company and its stockholders and that the terms of such transaction are no less favorable to the Company than could be obtained from unaffiliated parties.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 30, 1998, by (i) each person who is known by the Company to own beneficially 5% or more of the Common Stock,
(ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares.

                       AMOUNT OF BENEFICIAL OWNERSHIP(1)

                                                              NUMBER OF    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES        CLASS
            ------------------------------------              ---------    ----------
Nicholas J. Sutton(2).......................................    793,112      4.2552%
P. Michael Highum(3)........................................    545,531      2.9268%
T. Rowe Price Associates, Inc. and(4)(5)....................  2,041,400     10.9524%
T. Rowe Price Small Cap Value Fund, Inc.
  100 E. Pratt, 9th Floor
  Baltimore, MD 21202
Newberger & Berman, LLC(5)..................................  1,551,400      8.3235%
  605 Third Avenue
  New York, NY 10158-3698
Amoco Production Company(5).................................  1,200,000      6.4382%
  200 E. Randolph Drive
  Chicago, IL 60601-7125
Martin Currie Investment Management Limited(5)..............    978,000      5.2471%
  20 Castle Terrace
  Saltire Court
  Edinburgh, Scotland
James E. Duffy(6)...........................................     80,795            *
Kenneth A. Hersh(7).........................................     15,716            *
Michael J. Savage(8)........................................      6,000            *
Philip B. Smith(9)..........................................    251,302      1.3483%
James M. Piccone(10)........................................     21,499            *
George H. Solich(11)........................................     13,443            *
All directors as a group (6 persons)(12)....................  1,692,456      9.0803%
All directors and executive officers as a group (16
  persons)(13)..............................................  1,943,119     10.4251%

---------------

  *  Less than one percent of stock.

 (1) Assumes exercise of all options and warrants exercisable within 60 days of March 30, 1998, for the purchase of Common Stock with respect to such owners.

 (2) Includes 132,500 shares purchasable within 60 days after March 30, 1998, upon the exercise of stock options granted under the HS Resources, Inc. 1987 Stock Incentive Plan (the "1987 Plan"). Includes

     8,795 shares held by trusts for the benefit of children of Mr. Sutton and his wife of which a third party is trustee and of which Mr. Sutton disclaims beneficial ownership.

 (3) Includes 132,500 shares purchasable within 60 days after March 30, 1998, upon the exercise of stock options granted under the 1987 Plan. Also includes 2,200 shares held by his wife and 5,600 shares held in trust for his children.

 (4) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 1,000,000 shares, representing 5.37% of the shares outstanding as of March 30, 1998), of which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) This information is based solely on information contained in a Form 13(f) or 13(g) filed by the stockholder with the Securities and Exchange Commission and delivered to the Company.

 (6) Includes 1,500 shares subject to issuance upon the exercise of a currently exercisable warrant and 75,000 shares subject to issuance upon the exercise of currently exercisable stock options granted under the 1987 Plan.

 (7) Includes 1,500 shares purchasable within 60 days after March 30, 1998, upon the exercise of currently exercisable stock options granted under the 1993 Directors' Plan.

 (8) Includes 6,000 shares purchasable within 60 days after March 30, 1998, upon the exercise of currently exercisable stock options granted under the 1992 Directors' Plan.

 (9) Includes 3,750 shares purchasable within 60 days after March 30, 1998, upon the exercise of currently exercisable stock options granted under the 1992 Directors' Plan.

(10) Includes 20,000 shares purchasable within 60 days after March 30, 1998, upon the exercise of currently exercisable stock options granted under the 1987 Plan.

(11) Includes 10,000 shares purchasable within 60 days after March 30, 1998, upon the exercise of currently exercisable stock options granted under the 1987 Plan.

(12) Includes Footnotes 2, 3, 6, 7, 8 and 9.

(13) Includes Footnotes 2, 3, 6, 7, 8, 9, 10 and 11.

                                 PROPOSAL NO. 2

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSED AMENDMENT

     On March 5, 1998, the Board of Directors adopted a resolution proposing that Article 4 of the Company's Certificate of Incorporation, which article sets forth the Company's authorized capitalization, be amended to increase the total number of shares of Common Stock that the Company is authorized to issue from 30,000,000 shares to 50,000,000 shares (the "Capitalization Amendment").

     The Common Stock of the Company is currently listed on the New York Stock Exchange ("NYSE"). On April 23, 1998, the reported closing price of the Common Stock on the NYSE was $16.06. As of March 30, 1998, of the 30,000,000 shares of Common Stock authorized to be issued under the Certificate of Incorporation, 18,670,091 shares of common stock (including restricted stock) were issued and outstanding, 1,442,658 options for common stock and shares were outstanding and approximately 405,630 shares of Common Stock were reserved for issuance under the Company's employee and director stock option plans (the "Option Plans").

PURPOSES AND EFFECTS OF CAPITALIZATION AMENDMENT

     Under the current authorized capitalization of 30,000,000 shares and absent approval of this Proposal No. 2, the Board of Directors believes that the number of shares available for issuance is insufficient to ensure that the Company will continue to have additional shares available for future issuance from time to time as approved by the Board of Directors in response to business needs and opportunities that may arise.

     The Company is a growth and value oriented independent oil and gas company. As is the case with the Company's historical growth, a portion of future growth could be financed through the issuance of additional equity securities of the Company. The Board of Directors believes that the proposed increase in authorized shares is desirable because it will provide the Company with additional flexibility to issue shares of its Common Stock as the need may arise without the expense and delay of a special meeting of stockholders, unless stockholder action is required by applicable law or under the rules of the NYSE or any exchange on which the Company's Common Stock may then be listed. Such shares could be issued by the Board of Directors for proper corporate purposes, including, in connection with possible future stock dividends or stock splits, equity financings in the form of public or private offerings of shares of Common Stock or of securities convertible into shares of Common Stock, strategic investments, mergers or acquisitions, and grants of additional options or other equity incentives to the Company's employees and other persons. The issuance of any additional shares will be on terms deemed by the Board of Directors to be in the best interests of the Company and its stockholders and consistent with the Board's fiduciary duties. Except for issuances under the existing Option Plans, the Board of Directors has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of Common Stock.

     Each additional share of Common Stock authorized by the proposed Amendment will have the same rights and privileges as each share of Common Stock currently authorized of the same class including rights to purchase Series A Junior Preferred Stock under the Company's rights plan. Stockholders will have no statutory preemptive rights to receive or purchase any of the Common Stock authorized by the proposed Amendment. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

     The increase in the authorized shares of Common Stock could have an anti-takeover effect. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a takeover of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. While the Amendment may be deemed to have a potential anti-takeover effect, this proposal is not prompted by any specific effort or takeover threat currently perceived by management.

STOCKHOLDER APPROVAL OF CAPITALIZATION AMENDMENT AND IMPLEMENTATION

     The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required for approval of the proposed Capitalization Amendment. If the Capitalization Amendment is adopted by the required vote of the Company's stockholders, it will become effective when the Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Company currently anticipates that this filing will be made on May 20, 1998.

     Because several months will have elapsed between the time the Board of Directors approved the Capitalization Amendment and the date of the Annual Meeting, the Board of Directors may determine that proceeding with the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock would not be advisable under circumstances existing at the time. The Board of Directors does not presently anticipate that any such circumstances will arise, but believes it prudent to retain the flexibility to evaluate conditions at the time of the Annual Meeting. Accordingly, at any time prior to the Effective Date, notwithstanding approval of the Capitalization Amendment by the stockholders, the Company may abandon the amendment without further action by the stockholders.

                                 PROPOSAL NO. 3

                     AMENDMENT TO THE COMPANY'S CERTIFICATE
                OF INCORPORATION TO REDUCE THE VOTE REQUIRED FOR
              FUTURE AMENDMENTS OF ARTICLE 4 FROM TWO-THIRDS TO A
 MAJORITY OF OUTSTANDING SHARES ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE VOTE REQUIRED FOR FUTURE AMENDMENTS OF ARTICLE 4 FROM TWO-THIRDS TO A MAJORITY OF OUTSTANDING SHARES ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS.

PROPOSED AMENDMENT

     Article 16 of the Certificate of Incorporation currently requires any amendments to the Certificate of Incorporation to be approved by the affirmative vote of holders of not less than two-thirds of the outstanding shares of stock entitled to vote for the election of directors. On April 10, 1998, the Board of Directors adopted a resolution proposing that Article 16 of the Certificate of Incorporation be amended to allow subsequent amendments to Article 4 of the Certificate of Incorporation to be effected upon approval by the affirmative vote of holders of not less than a majority of the outstanding shares of stock entitled to vote for the election of directors, but leaving intact the requirement that amendments to all other portions of the Certificate of Incorporation be approved by the affirmative vote of two-thirds of the outstanding shares entitled to vote for the election of directors (the "Article 16 Amendment").

PURPOSES AND EFFECTS OF ARTICLE 16 AMENDMENT

     The Board of Directors believes that it is extremely difficult to effect changes in the authorized capitalization of the Company under the current stockholder voting requirements imposed by the Certificate of Incorporation. The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement for such amendments to a majority stockholder vote in order to provide the Company with additional flexibility to make necessary amendments to Article 4 of the Certificate of Incorporation as business needs may arise. The Company believes that few public companies require a two-thirds vote for charter amendments of this kind due to the fact that such a requirement allows a relatively small percentage of a company's stockholders, either by opposition or by unresponsiveness, to prevent amendments that would be beneficial to the Company and the vast majority of its stockholders.

STOCKHOLDER APPROVAL OF ARTICLE 16 AMENDMENT AND IMPLEMENTATION

     The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required for approval of the proposed Article 16 Amendment. If the Article 16 Amendment is adopted by the required vote of the Company's stockholders, it will become effective when the Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Company currently anticipates that this filing will be made on May 20, 1998.

                                 PROPOSAL NO. 4

                           AMENDMENT TO THE COMPANY'S
                   1997 PERFORMANCE AND EQUITY INCENTIVE PLAN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 PLAN.

     The Board of Directors of the Company has adopted, and submits for shareholder approval, amendments of the HS Resources, Inc. 1997 Performance and Equity Incentive Plan (the "1997 Plan"). Proxies will be so voted unless shareholders specify otherwise in their proxies. A majority of shares represented in person or by proxy that are entitled to be voted at the Annual Meeting is required for adoption of this proposal. Proxies marked "abstain" will be counted as voting in respect of the matter and will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted either way for purposes of determining the vote. A copy of the Amended and Restated 1997 Performance and Equity Incentive Plan showing all of the proposed amendments is attached as Exhibit A to this Proxy Statement. A summary of the amendments to the 1997 Plan that appears below is qualified by reference to the full text of the 1997 Plan, as amended.

     In 1997, the Company adopted the 1997 Plan in order to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity ownership opportunities and performance-based incentives to better align the interests of key employees with those of shareholders. Since the 1997 Plan was adopted, the Company has instituted a new incentive compensation program that it believes will better enable it to attract and retain the most qualified professionals and to create incentives that will bring value directly to the shareholders. Qualified and experienced oil and gas professionals have become scarce. The Company's new incentive compensation program and the proposed amendments to the 1997 Plan are designed to enable the Company to better compete for and retain this expertise and to better utilize that expertise to enhance shareholder value.

     The Company's new incentive compensation program provides equity-based incentives and performance-based awards to its professional, technical and executive employees who can significantly impact value. The Company believes that this group includes its executive officers as well as its key managers and supervisors. The distribution of equity-based compensation to this broader group requires an increase in the number of shares available under the 1997 Plan and amendment of certain other limitations that had previously been placed in the 1997 Plan. However, the Company is also committing to certain provisions that limit the dilutive effect of the grant of equity-based awards, and that more directly tie the award of these incentives to the direct enhancement of shareholder value. The Company has worked extensively with consultants in designing the following amendments to the 1997 Plan to stay within well-recognized and accepted guidelines for the number and types of benefits being proposed. The amendments are intended to allow for implementation of the new incentive compensation program while encouraging the ultimate goal of enhancing shareholder value.

     Each of the significant amendments is discussed below. Certain technical and clarifying changes are not discussed.

AMENDMENTS TO THE 1997 PLAN

     Vesting and Term. The amendments to the 1997 Plan would reduce the maximum term of options and stock appreciation rights (SARs) from ten to seven years, and would establish minimum vesting at a rate no earlier than ratably over four years for all equity-based awards.(1) The Company believes that these requirements are appropriate, and has utilized these vesting and term limitations with respect to all of the recent option awards under the 1997 Plan.

     Shares Authorized under the 1997 Plan. The amendments to the 1997 Plan would increase the number of shares of Common Stock authorized for issuance under the 1997 Plan from 1,000,000 to 1,475,000 (an increase of 475,000 shares). This increase is necessary in order to provide an adequate number of shares available for benefits for the next year or longer, depending on company growth, performance and other factors. To date, the Company has awarded a total of 694,120 equity-based benefits under the 1997 Plan, comprised 671,223 options and 22,897 shares of restricted stock in lieu of cash bonus (described below). Under the 1997 Plan, therefore, there are currently available for issue as seven-year options 305,880 shares. No performance shares have yet been awarded. Subject to shareholder approval; however, the Company presently intends to issue 106,250 aggregate performance shares to its executive officers in 1998.

     77,684 of the options issued under the 1997 Plan were awarded in connection with hiring new professional and technical personnel, and 320,265 options were awarded to other personnel already employed by the Company in order to equalize the treatment of existing personnel and newly hired personnel and to establish an appropriate base of equity-linked awards for employees who can impact value. In addition, the Company granted 273,274 options in 1998 as an annual grant to employees. Under the 1997 Plan, option grants have been made to 75 employees ranging in amounts from 228 to 50,000 options. Grants in each case were determined by categorizing employees in various tiers related to a number of factors that indicated the employee's ability to impact shareholder value. The number of options granted under the 1997 Plan to date is not expected to be indicative of grants in the future, inasmuch as the hiring incentive and base grants were a one-time occurrence for the affected employees. Future option grants will be comprised of grants to new employees as a hiring incentive, and annual grants to existing employees. Additionally, employees who receive a grant of options either through the hiring process or from base awards, will have annual grants for each of the four following years reduced by 25% of the number of options granted in the hiring or base award.

     The Company currently also has outstanding under its 1987 Plan, which terminated in April 1997, 745,185 options, of which 504,354 are exercisable at prices of $16.00 or less. 321,135 of these options expire in 1998, 48,250 expire in 1999, 104,500 expire in 2000, and the remainder expire thereafter. There are also outstanding 8,333 shares of restricted stock under the 1987 Plan. The Company also has a combined total of 26,250 options outstanding under the 1992 Directors' Plan and 1993 Directors' Plan. A combined total of 99,750 additional shares are reserved for issuance as ten-year options under the 1992 Directors' Plan and 1993 Directors' Plan. The combined number of all outstanding options and shares of restricted stock under all of the Company's equity award plans is 1,473,888. The weighted average exercise price of all options and restricted stock outstanding under the Company's various equity award plans is $12.03, and the combined weighted average life of all options and restricted stock under these plans is 4.36 years.

---------------

(1) Under the 1997 Plan, and the Company's predecessor 1987 Plan, vesting is accelerated upon a change in control, as defined. This acceleration provision would not be changed. Vesting of restricted stock, performance shares and other stock-based awards also occurs upon death, disability or retirement (as defined in the Company's 401(k) Plan). Also, vesting of performance share awards is effective as of the beginning of a fiscal year if awarded prior to the end of the second quarter of the fiscal year.

     Restricted Stock. The amendments to the 1997 Plan would increase the number of shares that could be granted as restricted stock or other stock-based awards for less than fair market value from 25,000 per fiscal year (combined limit with performance shares) and 150,000 in the aggregate (combined limit with performance shares) to 72,897 in the aggregate (of which 22,897 have been issued). The original maximum amounts were set prior to the Company instituting its new incentive compensation program. The new incentive compensation program utilizes restricted stock in lieu of a portion of the annual cash bonus for certain employees whose performance can enhance shareholder value. For these employees, the Company establishes an appropriate annual cash bonus component of total compensation based on the external market, internal comparability, employee performance and other factors, and then awards a percentage of that cash amount as restricted stock in lieu of cash. Restricted stock awards made as part of 1997 annual bonus compensation totaled 22,897 shares in lieu of cash in the aggregate amount of $306,362. Restricted stock awards were made to 53 employees, ranging in amount from 57 shares to 4,673 shares, and representing 10% to 25% percent of the annual bonus amount awarded to the affected employees. Use of restricted stock in this fashion benefits shareholders by reducing the Company's cash expenses for compensation (and therefore is non-dilutive as compared to making cash awards) while at the same time incentivizing employees to remain with the Company and enhance per-share enterprise value. All restricted stock issued will have a minimum vesting no earlier than ratably over four years from the date of grant and will be forfeited unless the recipient remains in the employ of the Company through the vesting date.(1)

     Performance Shares. The amendments to the 1997 Plan also increase the maximum number of performance shares from 25,000 per fiscal year (combined limit with restricted stock) and 150,000 in the aggregate (combined limit with restricted stock) to 250,000 in the aggregate plus any shares that are authorized to be issued as restricted stock but that are not used for such awards (this could be up to an additional 50,000 shares).

     The prior limit on performance shares was established before the Company instituted its new incentive compensation program, which utilizes performance shares for the first time. These awards will be tied to successful attainment of growth and value measures that directly translate into increased shareholder value. These performance shares will vest no earlier than ratably over a period of four years and, until the ultimate vesting date (discussed below), will be issued only upon attainment of an appropriately balanced combination of the following value measures:(1)

          (i) At least a 15% compounded annual growth in cash flow on a per-share basis measured over a period of time determined by the Committee;

          (ii) At least a 15% annual rate of return on outstanding book capital calculated using EBITDA (earnings before interest, taxes, depreciation and amortization) over the weighted average outstanding book capital, measured over a period of time determined by the Committee; and

          (iii) At least a 15% compounded annual growth in underlying net asset value on a per-share basis, using the pre-tax discounted present value at 10% of the Company's proved reserves (valued using estimated future product prices and costs) plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

     The Committee shall determine the interpretation, calculation, balance and satisfaction of such measures.

     If the performance shares do not vest earlier by satisfaction of the Performance Goals, they vest on the ultimate vesting date, provided the recipient continues in employment with the Company through such date.

---------------

(1) Under the 1997 Plan, and the Company's predecessor 1987 Plan, vesting is accelerated upon a change in control, as defined. This acceleration provision would not be changed. Vesting of restricted stock, performance shares and other stock-based awards also occurs upon death, disability or retirement (as defined in the Company's 401(k) Plan). Also, vesting of performance share awards is effective as of the beginning of a fiscal year if awarded prior to the end of the second quarter of the fiscal year.

The ultimate vesting date occurs nine years from the effective date of the award of performance shares. By virtue of the ultimate vesting date feature of performance share awards, the 1997 Plan qualifies under generally accepted accounting principles as a "time accelerated performance stock award plan" using fixed plan accounting treatment.

     Subject expressly to shareholder approval, the Company intends to award 106,250 performance shares to its 13 executive officers with the awards ranging in amount from 4,000 to 16,667 shares. The Company would anticipate making awards on an annual basis in approximately the same amounts as are expected to be made in 1998, but requests the increase in authorized performance share awards in order to accommodate variations in incentive compensation from year to year and to accommodate performance shares being granted to newly hired employees in the future.

     Limitation on Individual Benefits. The amendments to the 1997 Plan increase the dollar value of restricted stock, performance shares or other stock-based awards (not including options and stock appreciation rights) that may be granted to any participant in any fiscal year from $200,000 to $500,000. The Company believes this amendment is appropriate in order to provide flexibility to make combined awards of restricted stock and performance shares to certain of its senior executives, which value, depending on share price at the time of grant, may exceed $200,000. Under the new incentive compensation program, grants of restricted stock will generally be made in lieu of cash bonus awards, and will always be tied to a minimum four-year continued employment of the recipient.

NEW PLAN BENEFITS

     The following table presents certain information with respect to grants of performance shares under the 1997 Plan expected during 1998 to Named Executive Officers, all executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group.

                               NEW PLAN BENEFITS
                                   1997 PLAN

                     NAME AND POSITION                        NUMBER OF SHARES(1)
                     -----------------                        -------------------
Nicholas J. Sutton                                                   16,667
  Chairman of the Board and Chief Executive Officer
P. Michael Highum                                                    16,667
  President
James E. Duffy                                                       15,000
  Chief Financial Officer
James M. Piccone                                                     11,000
  Vice President, General Counsel and Secretary
George H. Solich                                                      5,000
  Vice President -- Acquisitions & Divestitures
Executive Group                                                     106,250
Non-Executive Director Group                                              0
Non-Executive Officer Employee Group (all other employees)                0

---------------

(1) Dollar value is not determinable until the date of grant.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals that stockholders of the Company would like to present at next year's Annual Meeting must be received by the Company no later than December 27, 1998, in order that they may be included in the proxy statement and form of proxy related to that meeting.

                              INDEPENDENT AUDITORS

     The Audit Committee has recommended to the Board the continuation of the engagement of Arthur Andersen LLP as the independent public auditing firm to audit the Company for the year ending December 31, 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 1998, is available without charge upon written request to Investor Relations, HS Resources, Inc., One Maritime Plaza, 15th Floor, San Francisco, California 94111.

     By signing and returning the enclosed Proxy, stockholders will be assured of representation at the Annual Meeting in connection with approval of the matters discussed herein. Each stockholder should review, complete, execute, date and return the enclosed Proxy to the Company in the envelope provided as promptly as possible. The Board appreciates the cooperation of the stockholders.

Dated: April 27, 1998

                                   EXHIBIT A



                               HS RESOURCES, INC.



                              AMENDED AND RESTATED



                   1997 PERFORMANCE AND EQUITY INCENTIVE PLAN



                             EFFECTIVE MAY 22, 1997



             AMENDED AND RESTATED WITH EFFECT AS OF [MAY   , 1998]

                                    CONTENTS


                          SECTIONS                              PAGE
                          --------                              ----
 1. NAME AND PURPOSE........................................      1
 2. DEFINITIONS.............................................      1
 3. ADMINISTRATION OF THE PLAN..............................      3
 4. SHARES SUBJECT TO THE PLAN..............................      4
 5. ELIGIBILITY.............................................      5
 6. ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND
    BONUSES.................................................      5
 7. OPTIONS.................................................      6
 8. STOCK APPRECIATION RIGHTS...............................      6
 9. RESTRICTED STOCK........................................      7
10. PERFORMANCE SHARES......................................      7
11. CASH PERFORMANCE AWARDS.................................      8
12. OTHER STOCK-BASED PERFORMANCE AWARDS....................      8
13. TRANSFERABILITY.........................................      9
14. TERMINATION OF SERVICE..................................      9
15. CHANGE IN CONTROL.......................................     10
16. TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE
    PLAN....................................................     10
17. INVESTMENT PURPOSE......................................     10
18. MISCELLANEOUS...........................................     10

                               HS RESOURCES, INC.


                              AMENDED AND RESTATED

                   1997 PERFORMANCE AND EQUITY INCENTIVE PLAN

                    AMENDED AND RESTATED AS OF MAY   , 1998


1. NAME AND PURPOSE


     1.1 This plan is the HS RESOURCES, INC. AMENDED AND RESTATED 1997
PERFORMANCE AND EQUITY INCENTIVE PLAN, amended and restated as of May   , 1998
(the "Plan").


     1.2 The purposes of the Plan are (i) to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity ownership opportunities and performance-based incentives to better align the interests of officers and key employees with those of shareholders; (ii) to attract and retain the best possible personnel for positions of substantial responsibility with the Company; and (iii) to provide additional incentive to Participants to promote the success of the Company. The Plan provides employees, officers and directors of the Company an opportunity to acquire Shares of the Stock of the Company pursuant to Incentive Stock Options and Non-Statutory Stock Options, and to receive Restricted Stock, Stock Appreciation Rights, Performance Shares, other Stock-Based Awards and Benefits, and to receive Cash Awards.

2. DEFINITIONS.

     For purposes of interpreting the Plan and related documents and Agreements (as defined), the following definitions shall apply:

     2.1 "1987 Plan" means the HS Resources, Inc. 1987 Stock Incentive Plan adopted April 29, 1987, as amended and restated November 6, 1992, and December 2, 1996.

     2.2 "Affiliates" means any corporation or other entity which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Section 1114(b) and (c) of the Code.

     2.3 "Agreement" means the document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

     2.4 "Benefit" means any benefit granted to a Participant under the Plan.

     2.5 "Board" means the Board of Directors of the Company.

     2.6 "Cash Award" means a Benefit payable in the form of cash.

     2.7 "Cause" means any of the following, as determined by the Company:

          (a) Willful dishonesty towards the Company, fraud upon the Company or deliberate injury or intended injury to the Company;

          (b) Conviction of a felony;

          (c) Willful participation in activities which constitute unlawful activities, such as gender-based harassment;

          (d) Conviction of a misdemeanor involving moral turpitude;

          (e) Gross negligence or willful misconduct in the performance of duties;

          (f) Continued abuse of alcohol or drugs on the job or otherwise materially affecting job performance; or

          (g) Failure to perform duties substantially in accordance with instructions of relevant superiors and Company policies and procedures.

     2.8 A "Change in Control" shall be deemed to have taken place if:


          (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;


          (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2.9 "Code" means the Internal Revenue Code of 1986, as amended.

     2.10 "Committee" means the committee appointed by the Board pursuant to
Section 3 hereof to administer the Plan.

     2.11 "Company" means HS Resources, Inc., a Delaware corporation and its Affiliates, if any.


     2.12 "Effective Date" means May 22, 1997, the date the Plan was first approved by the Shareholders of the Company.


     2.13 "Fair Market Value" shall mean, with respect to Shares, the last reported trade of such Shares on the New York Stock Exchange for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

     2.14 "Fiscal Year" means the taxable year of the Company which is the calendar year.

     2.15 "Grant Date" means the date on which the Committee takes valid action to grant a Benefit hereunder; provided, however, that the Committee may expressly provide for a Grant Date other than the date on which the Committee takes action, and further provided that the Grant Date of an Option intended to qualify as an Incentive Stock Option shall be not earlier than the first date such grant may be given effect under the Code. The Grant Date of Restricted Stock shall be the date determined under Section 9.1 below.

     2.16 "Incentive Stock Option" or "ISO" means an Option designated as an Incentive Stock Option and satisfying the requirements of Section 422 of the Code.

     2.17 "Non-Employee Director" means a director of the Company who meets the definition of a "non-employee director" set forth in SEC Rule 16b-3, as amended, or any successor rule and the definition of outside director set forth in Treas. Reg. sec. 1.162-27(e)(3).

     2.18 "Non-Statutory Stock Option" or "NSO" means an Option other than an ISO.

     2.19 "Option" means an option to purchase one or more Shares pursuant to this Plan.

     2.20 "Optionee" means a Participant who receives an Option.

     2.21 "Option Price" means the purchase price for each Share subject to an Option.

     2.22 "Other Stock-Based Award" means an award under Article 12 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

     2.23 "Participant" means any person who receives a Benefit under this Plan.

     2.24 "Performance Share" means a Share awarded to a Participant under
Article 10 of the Plan.


     2.25 "Plan" means this HS Resources, Inc. Amended and Restated 1997 Performance and Equity Incentive Plan and all amendments and supplements thereto.


     2.26 "Plan Year" means each 12-month period during the term of the Plan commencing the Effective Date or an anniversary thereof.

     2.27 "Restricted Stock" means a Share which, at the time it is granted or sold by the Company, is not transferable and is subject to a substantial risk of forfeiture, within the meaning of Section 83 of the Code.

     2.28 "Rule 16b-3" means the rule promulgated by the SEC, as amended, or any successor rule in effect from time to time.

     2.29 "SEC" means the Securities and Exchange Commission.

     2.30 "Share" means a share of Common Stock of the Company.

     2.31 "SAR" means a Stock Appreciation Right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.


     2.32 "Ultimate Vesting Date" shall mean with respect to Performance Shares the date nine years from the effective date of grant of a Performance Share award.


3. ADMINISTRATION OF THE PLAN.

     3.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board to be appointed by the Board. The Board may from time to time remove members or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Any power, authority, or decision-making granted to the Committee under this Plan may also be exercised by the Board. The Committee shall hold meetings at such times and places as it shall determine. Two members of the Committee shall constitute a quorum and acts of the Committee at a meeting at which a quorum is present, or acts approved in writing by all the members of the Committee shall be the valid acts of the Committee.

     3.2 Participants. The Committee may from time to time determine which salaried employees or directors of the Company shall be granted Benefits under the Plan, the terms and conditions thereof, including without limitation the purchase price, if any, of Restricted Stock and the exercise price of Options, and the number of Shares which shall be granted. The Committee shall report to the Board the names of Participants, the number of Shares and the terms and conditions of Benefits granted under this Plan.


     3.3 Rules and Regulations. The Committee is authorized to establish such rules and regulations consistent with provisions of the Plan as it may deem appropriate for the proper administration of the Plan, and to make such interpretations of and determinations under the Plan, and to take such steps in connection with the Plan or the Benefits granted thereunder as it may deem necessary or advisable. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, but, subject to Section 14.1, no such action may impair the rights of any Participant without his or her consent, and no such action shall change the exercise price of any Benefit that has been previously granted. The Committee may, in its sole discretion, but subject to the minimum restrictions, conditions and vesting periods set forth herein, waive, in whole or in part, any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the

Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on all persons.

     3.4 Rule 16b-3 Grants. For Committee approval of any grant of a Benefit to an officer or director of the Company, as defined in Rule 16b-3 or any successor rule, the Committee shall be composed entirely of two or more Non-Employee Directors (or such composition as is required by any successor rule); provided, however, that if the Committee is not composed as such, the Board shall have the right to take such action with respect to any Benefit granted to an officer or director as it deems necessary or advisable to comply with Rule 16b-3 and any related rules, including but not limited to seeking shareholder ratification of such Benefit or imposing a six-month period prior to sale of the Award or any Shares underlying the Benefit.

     3.5 Delegation. Except with respect to awards intended to qualify for exemption under Section 162(m) of the Code, the Committee may delegate to a separate committee composed of at least one member of the Board the limited authority to grant Benefits to persons other than officers or directors and establish the terms of such Benefits at the time of the grant.

     3.6 Grant Evidenced by Agreement. The grant of any Benefit under the Plan shall be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

     3.7 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the Option Price, and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, retirement, change of duties or termination of employment; the Benefit's conditions; subject to the provisions of Section 14.1, when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.


     3.8 Amendments to Benefits. The Committee may, subject to the minimum restrictions, conditions and vesting periods set forth herein, waive any conditions of or rights of the Company under any outstanding Benefit, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Benefit, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.


4. SHARES SUBJECT TO THE PLAN.


     4.1 Number of Shares. A combined total of 1,475,000 Shares and SARs for this purpose are authorized for issuance under the Plan (provided that SARs and Options issued in tandem shall be counted as one) in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Compensation Committee may from time to time deem necessary. The Shares may be divided among the various Plan components as the Compensation Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.


     4.2 Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, shall become automatically available for use under the Plan.

     4.3 Limit on an Individual's Benefits. In any given Fiscal Year, no person eligible under the Plan for Grants may receive Benefits covering or measured by more than 200,000 Shares (such number of Shares to be adjusted in accordance with Section 4.5). No more than $500,000 of Restricted Stock, Performance Shares or Other Stock-Based Awards (excluding Options and SARs), valued at Fair Market Value on the date of grant and not taking into account the risk of forfeiture, may be granted to any Participant in any Fiscal Year.



     4.4 Limit on Certain Awards. Subject to adjustment pursuant to Section 4.5, the number of Shares of Restricted Stock or Other Stock-Based Awards that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 72,897 in the aggregate; and the number of Performance Shares that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 250,000 in the aggregate, plus the number of shares of Restricted Stock authorized to be issued hereunder that are not used for such Restricted Stock awards.



     4.5 Adjustments. If there is any change in the Shares subject to the Plan or the Shares subject to any Benefit through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate proportionate adjustments or new or substitute Benefits in a new enterprise shall be made by the Committee in the aggregate number of Shares subject to the Plan, the price, Fair Market Value and number of Shares subject to outstanding Benefits in order to preserve, but not to increase, the Benefits of the Participant; provided that the number of Shares eligible for issuance as ISOs may be increased only to reflect a change in capitalization such as a stock dividend or stock split.


5. ELIGIBILITY.

     Persons eligible under the Plan for grant of Benefits are all salaried employees and directors of the Company. Members of the Board who are not employed as regular salaried officers or employees of the Company may not receive Incentive Stock Options.

6. ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND BONUSES.


     6.1 Notices. An Option or SAR that is exercisable hereunder may be exercised by delivering to the Secretary of the Company on any business day a written notice of exercise, which notice shall specify the number of Shares with respect to which the Option or SAR is being exercised, and shall, in the case of Options, be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised.


     6.2 Payments. For any Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid in cash, or, with the consent of the Committee:

          (a) by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

          (b) by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Shares or of a loan from the broker to the Option Holder necessary to pay the exercise price;

          (c) in other property, rights and credits deemed acceptable by the Committee; or

          (d) by any combination of the payment methods specified above.

     6.3 Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend or dividend equivalent payments or dividend credit rights.


     6.4 Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event
Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.


     6.5 Withholding. The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares.



     6.6 Cash Bonuses. The Committee, in its discretion, shall have the authority to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Benefits. The Committee shall have full authority in its discretion to determine the amount of any such bonus.


7. OPTIONS.

     7.1 Price. The Option Price of the Shares covered by each Option shall not be less than the Fair Market Value of such Shares on the Grant Date; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an ISO shall be not less than 110 percent of the Fair Market Value of a Share at the time such Option is granted. Such prices shall be subject to adjustment as provided in Section 4.5 hereof.


     7.2 Term. The term of each Option shall be for no more than seven years; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an ISO shall in no event be exercisable after the expiration of five years from the date it is granted.



     7.3 Vesting. Subject to Sections 14.2 and 15, Options shall vest no more rapidly than ratably over a period of four years from the date of grant.


     7.4 Limits on ISOs. An Option intended to constitute an ISO (and so designated at the time of grant) shall qualify as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant's employer and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000, except as such restriction may be amended under the Code. This limitation shall be applied by taking Options into account in the order in which they were granted.


     7.5 Agreement. The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, provisions relating to Stock Appreciation Rights with respect to Options granted hereunder. If an Option, or any part thereof, is intended by the Committee to qualify as an ISO, the Stock Option Agreement shall contain those terms and conditions necessary to so qualify said Option or such part thereof.


8. STOCK APPRECIATION RIGHTS.

     8.1 Grant and Payment. The Committee may grant SARs. Upon electing to receive payment of an SAR, a Participant shall receive payment in cash.

     8.2 Grant of Tandem Award. SARs may be granted in tandem with Options at any time prior to exercise of the Option. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the Shares under such Option. If SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

     8.3 Payment of Benefit. SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.


     8.4 Term. SARs shall be subject to the same term provisions as Options.



     8.5 Vesting. Subject to Sections 14.2 and 15, SARs shall vest no more rapidly than ratably over a period of four years from the date of grant.


9. RESTRICTED STOCK.

     9.1 Grant. The Committee may approve the grant or sale of Restricted Stock to any eligible person, as specified in Section 5. A grant or sale of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall approve. The Grant Date of Restricted Stock shall be (i) for purposes of corporate law and establishing Fair Market Value, the date on which the Committee acts to authorize the sale; and (ii) for purposes of any election under Section 83(b) of the Code, the date on which the Participant receives a beneficial ownership interest in such Restricted Stock.

     9.2 Price. The Committee shall determine the purchase price per Share with respect to any sale of Restricted Stock, provided that the Committee may grant or award Shares of Restricted Stock to a Participant without requiring payment of cash consideration by the Participant.


     9.3 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 9.1 shall be subject to such restrictions, as may be established by the Committee with respect to such award, but must include at least the continuous employment by the recipient through the period of vesting. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. At the discretion of the Committee, the Participant may or may not be entitled to voting and dividend rights with respect to Restricted Stock.



     9.4 Vesting. Subject to Sections 14.2 and 15, the restrictions to which a Restricted Stock award are subject shall terminate no sooner than ratably over a period of four years from the date of grant.



     9.5 Certificates. Each certificate representing Restricted Stock shall bear one or more legends making appropriate reference to the restrictions imposed on such stock.


10. PERFORMANCE SHARES.

     10.1 Grant. The Committee may grant awards of Performance Shares.


     10.2 Description. Performance Shares represent the right of a Participant to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of a grant.



     10.3 Award Period and Performance Goals. The Committee shall determine and include in a Performance Share award grant the period of time for which a Performance Share award is made ("Award Period"); provided that subject to Sections 14.2 and 15, awards made at any time shall not vest more rapidly than ratably over a four-year period provided further, however, that an award issued at any time prior to the end of the second quarter of a Fiscal Year shall be deemed outstanding for the entire Fiscal Year for purposes of determining vesting. The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company during the Award Period as a condition to payment of the Performance Share award prior to the Ultimate Vesting Date, such Performance Goals to be set forth in the grant of any Performance Share award. The Performance Goals shall be designed to reward the attainment of an appropriately balanced combination of the following value measures:



          (i) At least a 15% compounded annual growth in cash flow on a per-share basis measured over a period of time determined by the Committee;

          (ii) At least a 15% annual rate of return on outstanding book capital calculated using EBITDA (earnings before interest, taxes, depreciation and amortization) over the weighted average outstanding book capital, measured over a period of time determined by the Committee; and



          (iii) At least a 15% compounded annual growth in underlying net asset value on a per-share basis, using the pre-tax discounted present value at 10% of the Company's proved reserves (valued using estimated future product prices and costs) plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.



     The Committee shall determine the interpretation, calculation, balance and satisfaction of such measures. Performance Shares that are not paid on account of satisfaction of the applicable Performance Goals shall, subject to the time in service requirement in Section 10.5, be paid following the Ultimate Vesting Date.



     10.4 Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share award if the Performance Goals are met. The Performance Share award shall be expressed in terms of Shares and shall be referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or as soon as practicable prior to, the date of payment.



     10.5 Requirement of Employment. A grantee of a Performance Share award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share award prior to the Ultimate Vesting Date, provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable. Subject to Sections 14.2 and 15, a grantee of a Performance Share award must remain in the employment of the Company until the Ultimate Vesting Date in order to be entitled to payment under a Performance Share award that has not vested earlier through satisfaction of the Performance Goals.



     10.6 Certification. The Committee shall certify in writing prior to payment of the compensation that the Performance Goals and any other material terms were satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.


11. CASH PERFORMANCE AWARDS.


     11.1 Grant. The Committee may grant Cash Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6.


     11.2 Limitation. The amount of any Cash Award paid in any Fiscal Year to any Participant shall not exceed $500,000 paid in such Fiscal Year.

12. OTHER STOCK-BASED PERFORMANCE AWARDS.


     12.1 Other Stock-Based Awards. The Committee shall have the right to grant Other Stock-Based Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6 and subject to Sections 14.2 and 15, shall vest no sooner than ratably over four years.


     12.2 Other Benefits. The Committee shall have the right to grant other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

     12.3 Tandem Awards. Benefits may be granted by the Committee in its sole discretion individually or in tandem; provided, however, that no Benefit except SARs may be granted in tandem with an ISO.

13. TRANSFERABILITY

     Each ISO granted pursuant to this Plan shall, during Participant's lifetime, be exercisable only by the Participant, and neither the ISO nor any right thereunder (including any SAR) shall be transferable by Participant by operation of law or otherwise other than by beneficiary designation, will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Upon the prior written consent of the Committee in its sole, unfettered discretion and subject to any conditions associated with such consent, an NSO or any other Benefit hereunder (including any SAR) may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participants' immediate family, to a trust established exclusively for one or more such family members or pursuant to a qualified domestic relation order as defined by Title I of the Employee Retirement Income Security Act. The terms applicable to the assigned portion shall be the same as those in effect immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. A Participant's rights in Restricted Stock are nontransferable except by the laws of descent and distribution until the restriction lapses as it applies to the Restricted Stock held by the Participant.

14. TERMINATION OF SERVICE


     14.1 Options and SARs. The following provisions shall govern the exercise of any Options or SARs held by any employee of the Company whose employment is terminated:



          (a) If the Employee's employment with the Company is terminated for Cause, the Options or SARs held by the Employee shall be exercisable, to the extent that such Options or SARs were exercisable on the date the Employee's employment terminated, for a period of thirty (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.7(a) of the definition of Cause herein, at the option of the Committee (in the case of Options or SARs held by an officer or director) or the Chief Executive Officer (in any other case) the Options or SARs held by the Employee may terminate immediately upon the termination of the Employee's employment with the Company or at any subsequent time.


          (b) If the Employee's employment with the Company is terminated for any reason other than Cause or such Employee's death, disability, or (in the case of Benefits other than ISOs) retirement, all Options or SARs held by the Employee shall be exercisable, to the extent that such Options were exercisable on the date the Employee's employment terminated, for a period of three (3) months following such termination of employment, or in the case of SARs or Options other than ISOs, such longer period as the Committee may determine in its sole discretion.

          (c) If the Employee's employment with the Company is terminated because of such Employee's death or disability within the meaning of
     Section 22(e)(3) of the Code or, in the case of Benefits other than ISOs, retirement as defined in the Company's 401(k) Retirement Plan (or successor plan), all Options or SARs held by the Employee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

          (d) In no event may any Option or SAR remain exercisable after the expiration of the term of the Option or SAR. Upon the expiration of any thirty (30) day or three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any Shares for which the Option has not been exercised.


     14.2 Restricted Stock; Performance Shares. In the event of the death or disability (within the meaning of Section 22(e) of the Code) of a Participant, or the retirement of the Participant as defined in the Company's 401(k) Plan (or successor plan) all employment periods and other restrictions applicable to Restricted Stock, Performance Shares or other Benefits then held by such Participant shall lapse, and such awards shall become fully nonforfeitable. In the event of a Participant's termination of employment for any other reason, any Restricted Stock, Performance Shares or other Benefits as to which the employment period or other restrictions have not been satisfied shall be forfeited.

15. CHANGE IN CONTROL.


     In the event of a Change in Control of the Company, the contingencies with respect to Options, SARs and Restricted Stock all outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Option or SAR shall become fully exercisable with respect to the total number of Shares subject to such Option or SAR as of such date, without regard to the conditions expressed in the agreements relating to such Option or SAR, and the restrictions on each Share of Restricted Stock shall lapse and such Shares of Restricted Stock shall no longer be subject to forfeiture. Performance Goals or other contingencies with respect to other Benefits shall similarly lapse or be deemed satisfied in the event of a Change in Control of the Company.


16. TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     16.1 Term. The Plan shall commence on the Effective Date, and remain in effect for ten years from such date. The Committee may deem it advisable to seek shareholder approval of the Plan prior to the end of the fifth year following the Effective Date in order to comply with certain provisions of Treasury Regulations issued under Section 162(m) of the Code.

     16.2 Supervision, etc. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in Section 3.2 hereof, the Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          (a) To increase the numerical limitations on number of Shares issued under the Plan, number of Shares issued to individuals, number of Shares of issued Restricted Stock or Performance Stock that may be issued, or to increase the limit on Cash Awards to individuals;

          (b) To change the designation or class of persons eligible to receive Benefits under the Plan.


     16.3 Suspension or Termination of Plan. No Benefit may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any Participant's rights or obligations under any Benefit granted under the Plan; provided, however, that all Participants shall receive the benefits of any amendments which are made to the Plan.


17. INVESTMENT PURPOSE.

     At the time of delivery of any Shares, the Committee may, if it shall deem it necessary or desirable for any reason connected with any securities law or regulation, require, as a condition to the issuance of any Shares to Participant, that Participant represent in writing to the Company that it is Participant's intention to acquire the Shares for investment and not with a view to the distribution thereof or that the Participant agree to any other appropriate restriction on transfer of the Shares. In the event such a representation is required and made, no Shares shall be issued unless and until the Company is satisfied with the correctness of such representation and, in such event, the Committee may require that a legend be placed on the certificates evidencing any Shares to be issued which legend shall disclose the existence of an investment representation and such further restrictions on transfer as may be imposed to comply with applicable laws as the Committee may deem appropriate to protect the interest of the Company.

18. MISCELLANEOUS.

     18.1 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     18.2 Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.3 Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     18.4 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving or the Company from granting any such benefits.

     18.5 Governing Law. The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the state of Delaware.

     18.6 No Employment Right. The grant of any Benefit to any Participant under this Plan shall not give such Participant any right to be retained in the employ or service of the Company, and the right and power of the Company to discharge any such person shall not be affected by such grant.


     18.7 No Shareholder Rights. No Participant nor any person entitled to exercise an Option under this Plan shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent Stock Certificates have been issued.


     18.8 No Rights to Ungranted Benefits. No person shall have any right or claim whatever, directly, indirectly, or by implication, to receive a Benefit, nor any expectancy thereof, unless and until the same shall have been granted to such person by the Committee as provided herein. The grant of a Benefit shall not create any right or implication that any other or further Benefit may or shall be granted at another time. Each Benefit hereunder shall be separate and distinct from every other grant of a Benefit, and shall not be considered part of any continuing series of such grants. Grants may be made inconsistently or not at all among eligible Participants.

                               HS RESOURCES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS

         NOMINEES: James E. Duffy                  For     Withheld    For All
                   Philip B. Smith                                      Except
                                                   [ ]       [ ]         [ ]

                                                   -----------------------------
                                                         Nominee Exception

Item 2 - To adopt an amendment to Article 4        For     Against     Abstain
         of the Company's Certificate of           [ ]       [ ]         [ ]
         Incorporation to increase the
         number of authorized shares of the
         Company's Common Stock, par value
         $.001 per share, from 30,000,000
         to 50,000,000

Item 3 - To adopt an amendment to Article 16       For     Against     Abstain
         of the Company's Certificate of           [ ]       [ ]         [ ]
         Incorporation to change the vote
         required to amend Article 4 thereof
         from an affirmative vote of
         the holders of two-thirds of the
         outstanding shares of stock who are
         entitled to vote upon the election of
         directors to an affirmative vote of
         the holders of a majority of such
         shares.

Item 4 - To approve certain amendments to          For     Against     Abstain
         the HS Resources, Inc. 1997               [ ]       [ ]         [ ]
         Performance and Equity Incentive
         Plan

I PLAN TO ATTEND MEETING                           [ ]

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written
comments/address change on the
reverse side.                                      [ ]

Receipt is hereby acknowledged of the HS Resources, Inc. Notice of Annual Meeting and Proxy Statement.

Dated:                                     , 1998
      -------------------------------------

-----------------------------------------------------------------------------
Signature(s)

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NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                               HS RESOURCES, INC.

P                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

R                                MAY 20, 1998

O  THIS PROXY IS SOLICITED ON BEHALF OF HS RESOURCES, INC.'S BOARD OF DIRECTORS

X     The undersigned hereby appoints P. Michael Highum, Nicholas J. Sutton and
   James M. Piccone, and each of them, proxies for the undersigned, with full
Y power of substitution to vote all shares of HS Resources, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of HS Resources, Inc., on Wednesday, May 20, 1998, at 9:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

      Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side.)